SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

     [ ] Preliminary Information Statement
     [X] Definitive Information Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
          14c-5(d)(2))

                         WPCS INTERNATIONAL INCORPORATED
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which the transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:


[ ] Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                         WPCS INTERNATIONAL INCORPORATED
                            140 South Village Avenue
                            Exton, Pennsylvania 19341

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                           Exton, Pennsylvania
                                                           May 19, 2004

     This information statement has been mailed on or about May 21, 2004 to the stockholders of record on May 14, 2004 (the "Record Date") of WPCS International Incorporated, a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority of stockholders of the Company, dated as of April 21, 2004. The actions to be taken pursuant to the written consent shall be taken on or about June 10, 2004, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                By Order of the Board of Directors,

                               /s/ Andrew Hidalgo
                               Chairman of the Board and Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF AN ANNUAL MEETING OF THE STOCKHOLDERS, DATED APRIL 21, 2004

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders dated April 21, 2004, in lieu of an annual meeting of the stockholders. Such action will be taken on or about June 10, 2004:

     1. To elect five directors to the Corporation's Board of Directors, to hold office until their successors are elected and qualified or until their earlier resignation or removal.

     2. To amend the Company's certificate of incorporation to increase the authorized number of shares of common stock from 30,000,000 shares to 75,000,000 shares.

     3. To adopt the Company's 2002 Stock Option Plan.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consisted of 30,000,000 shares of Common Stock, of which 20,849,976 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of April 21, 2004 have voted in favor of the foregoing proposals by resolution dated April 21, 2004; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on June 10, 2004.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                              ELECTION OF DIRECTORS

         The following persons will be elected as members of the Company's Board of Directors, for a term of one year and until their successors are duly elected and qualified:


         --------------------------------- ------------ ---------------------------------------------------
         NAME                                  AGE      POSITION
                                               ---
         --------------------------------- ------------ ---------------------------------------------------

         Andrew Hidalgo                        48       Chairman, Chief Executive Officer and Director
         --------------------------------- ------------ ---------------------------------------------------
         Norm Dumbroff                         43       Director
         --------------------------------- ------------ ---------------------------------------------------
         Neil Hebenton                         48       Director
         --------------------------------- ------------ ---------------------------------------------------
         Gary Walker                           49       Director
         --------------------------------- ------------ ---------------------------------------------------
         William Whitehead                     48       Director
         --------------------------------- ------------ ---------------------------------------------------

         Andrew Hidalgo, Chairman  and Chief Executive Officer

         Mr. Hidalgo became our Chairman of the Board and Chief Executive Officer in June 2002. He is responsible for our operations and direction. From September 2000 until June 2002, Mr. Hidalgo was President of Wireless Professional Communication Services, Inc. From November 1999 to September 2000, Mr. Hidalgo was Chairman and Chief Executive Officer of CommSpan Incorporated. From December 1997 to September 1999, Mr. Hidalgo was Senior Vice President at Applied Digital Solutions, a communications infrastructure company, where he was responsible for implementing a strategic direction involving acquisitions, business integration and sales development while managing overall operations for the company's five core business divisions and 25 subsidiary companies. Prior to that, Mr. Hidalgo held various positions in operations, sales and marketing with the 3M Company, Schlumberger and General Electric. He attended Fairfield University in Fairfield, Connecticut where he majored in Marketing and Finance.

         Norm Dumbroff

      Mr. Dumbroff became a Director of WPCS in 2002. He has been the Chief Executive Officer of Wav Incorporated since April 1990, a distributor of wireless products in North America. Prior to Wav Incorporated, Mr. Dumbroff was an engineer for Hughes Aircraft. He holds a B.S. degree in Computer Science from Albright College.

         Neil Hebenton

      Mr. Hebenton became a director of WPCS in October 2002. Since February 2002, he has been the Senior Director, Business Development, for Perceptive Informatics, Inc. (a subsidiary of PAREXEL International Corp.), a company offering clinical trial data management software applications to pharmaceutical and biotechnology companies. From January 1998 to January 2002, he was the Managing Director for the U.K. based FW Pharma Systems, a multi-million dollar application software company serving the pharmaceutical and biotechnology sectors. Prior to that, Mr. Hebenton has held a variety of operational, scientific and marketing positions in Europe with Bull Information Systems (BULP-Paris, Frankfurt, Zurich) and Phillips Information Systems. He received his B.S. in Mathematics from the University of Edinburgh, Scotland.

         Gary Walker

      Mr. Walker has been a director of WPCS since December 2002. He is currently the president of the Walker Comm subsidiary for WPCS International, a position he has held since November 1996. Prior to his involvement at Walker Comm, Mr. Walker had a distinguished career with the U.S. Navy and also held an elected political position in Fairfield, California. He holds a B.A. in Business Management from St. Mary's College in Moraga, California.

         William Whitehead

      Mr. Whitehead became a director of WPCS in October 2002. Since October 1998, he has been the Chief Financial Officer for Neutronics Incorporated, a multi-million dollar process and safety systems manufacturer. Mr. Whitehead has held a variety of financial management positions with Deloitte & Touche and was Division Controller for Graphic Packaging Corporation from April 1990 to March 1998. After attending West Point, Mr. Whitehead received a B.S. in Accounting from the Wharton School at the University of Pennsylvania and received his M.B.A. from the Kellogg Graduate School at Northwestern University.

Director Compensation

      Directors serve without cash compensation and without other fixed renumeration. Directors are entitled to receive stock options under our 2002 Stock Option Plan as determined by the Board of Directors. We reimburse our directors for expenses incurred in connection with attending Board meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of their ownership thereof and changes in that ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports they file.

      Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to us during fiscal year 2003, we are not aware of any director, officer or beneficial owner of more than ten percent of our Common stock that, during fiscal year 2003, failed to file on a timely basis reports required by
Section 16(a) of the Securities Exchange Act of 1934.


                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

      On April 21, 2004, the majority stockholders of the Company approved an amendment to the Company's Certificate of Incorporation, as amended, to replace
Article IV in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company's Certificate of Incorporation, as amended, currently authorizes for issuance 35,000,000 shares consisting of 30,000,000 of common stock and 5,000,000 shares of preferred stock. The approval of this amendment to the Certificate of Incorporation will increase the Company's authorized shares of common stock to 75,000,000. The Company currently has (i) 20,849,976 shares of common stock issued and outstanding as of the Record Date and (ii) no shares of preferred stock outstanding. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing and stock based acquisitions.

         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

         As of the Record Date, a total of 20,849,976 shares of the Company's currently authorized 30,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of

Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

         The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

         There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are to be authorized.

         Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

                 ADOPTION OF 2002 EMPLOYEE STOCK OPTION PLAN

         The 2002 Stock Option Plan was adopted by the board of directors in September 2002 and increased from 500,000 to 5,000,000 options on March 3, 2003, and approval by the shareholders is pending. The Plan provides for the issuance of up to 5,000,000 options.

Option Grants to the Named Executive Officers and Directors as of May 17,
2004:

-------------------------------------- -------------------------------- ------------ ------------ ---------------------

                                                                           Grant      Exercise
      Name of Beneficial Owner                      Title                  Date         Price           Options
-------------------------------------- -------------------------------- ------------ ------------ ---------------------
Neil Hebenton                          Director                            10/1/02       $1.66                25,000
-------------------------------------- -------------------------------- ------------ ------------ ---------------------
William Whitehead                      Director                            3/25/03       $1.35                50,000
-------------------------------------- -------------------------------- ------------ ------------ ---------------------
E.J. von Schaumburg                    Executive Vice President            5/27/03       $0.45               300,000
-------------------------------------- -------------------------------- ------------ ------------ ---------------------
Donald Walker                          Executive Vice President             6/3/03       $0.75               200,000
-------------------------------------- -------------------------------- ------------ ------------ ---------------------
Gary Walker                            Director                             6/3/03       $0.75               200,000
-------------------------------------- -------------------------------- ------------ ------------ ---------------------
William Whitehead                      Director                             6/3/03       $0.75                25,000
-------------------------------------- -------------------------------- ------------ ------------ ---------------------
Joseph Heater                          Chief Financial Officer             6/12/03       $0.75               250,000
-------------------------------------- -------------------------------- ------------ ------------ ---------------------
Joseph Heater                          Chief Financial Officer              8/6/03       $1.07               150,000
-------------------------------------- -------------------------------- ------------ ------------ ---------------------
E.J. von Schaumburg                    Executive Vice President           12/10/03       $1.00               100,000
-------------------------------------- -------------------------------- ------------ ------------ ---------------------
Norm Dumbroff                          Director                            3/31/04       $0.97                25,000
-------------------------------------- -------------------------------- ------------ ------------ ---------------------
Neil Hebenton                          Director                            3/31/04       $0.97                25,000
-------------------------------------- -------------------------------- ------------ ------------ ---------------------
William Whitehead                      Director                            3/31/04       $0.97                25,000
                                                                                                           ---------
-------------------------------------- -------------------------------- ------------ ------------ ---------------------
Total                                                                                                      1,375,000
                                                                                                           =========
-------------------------------------- -------------------------------- ------------ ------------ ---------------------

         Under the plan, options may be granted which are intended to qualify as incentive stock options, or ISOs, under Section 422 of the Internal Revenue Code of 1986, as amended, or which are not intended to qualify as incentive stock options thereunder, or Non-ISOs. The 2002 Stock Option Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The 2002 Stock Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Purpose

         The primary purpose of the 2002 Stock Option Plan is to attract and retain the best available personnel for us in order to promote the success of our business and to facilitate the ownership of our stock by employees. The ability of a company to offer a generous stock option program has now become a standard feature in the industry in which we operates.

Administration

         The 2002 Stock Option Plan is administered by our board of directors, as the board of directors may be composed from time to time. All questions of interpretation of the 2002 Stock Option Plan are determined by the board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the board of directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole board of directors.

         Notwithstanding the foregoing, the board of directors may at any time, or from time to time, appoint a committee of at least two members of the board of directors, and delegate to the committee the authority of the board of directors to administer the plan. Upon such appointment and delegation, the committee shall have all the powers, privileges and duties of the board of directors, and shall be substituted for the board of directors, in the administration of the plan, subject to certain limitations.

         Members of the board of directors who are eligible employees are permitted to participate in the 2002 Stock Option Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 2002 Stock Option Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 2002 Stock Option Plan. In the event that any member of the board of directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the plan shall not be administered by the board of directors, and may only by administered by a committee, all the members of which are disinterested persons, as so defined.

Eligibility

         Under the 2002 Stock Option Plan, options may be granted to key employees, officers, directors or consultants of ours, as provided in the 2002 Stock Option Plan.

Terms Of Options

         The term of each option granted under the plan shall be contained in a stock option agreement between us and the optionee and such terms shall be determined by the board of directors consistent with the provisions of the plan, including the following:

         (a) Purchase Price. The purchase price of the common shares subject to each ISO shall not be less than the fair market value, or in the case of the grant of an ISO to a principal stockholder, not less that 110% of fair market value of such common shares at the time such option is granted. The purchase price of the common shares subject to each Non-ISO shall be determined at the time such option is granted, but in no case less than 85% of the fair market value of such common shares at the time such option is granted.

         (b) Vesting. The dates on which each option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the board of directors, in its discretion, at the time such option is granted.

         (c) Expiration. The expiration of each option shall be fixed by the board of directors, in its discretion, at the time such option is granted; however, unless otherwise determined by the board of directors at the time such option is granted, an option shall be exercisable for ten (10) years after the date on which it was granted (the "Grant Date"). Each option shall be subject to earlier termination as expressly provided in the 2002 Stock Option Plan or as determined by the board of directors, in its discretion, at the time such option is granted.

         (d) Transferability. No option shall be transferable, except by will or the laws of descent and distribution, and any option may be exercised during the lifetime of the optionee only by him. No option granted under the plan shall be subject to execution, attachment or other process.

         (e) Option Adjustments. The aggregate number and class of shares as to which options may be granted under the plan, the number and class shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and all such options, shall each be proportionately adjusted for any increase decrease in the number of issued common shares resulting from split-up spin-off or consolidation of shares or any like capital adjustment or the payment of any stock dividend.

         Except as otherwise provided in the 2002 Stock Option Plan, any option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of us. However, the optionee shall have the right immediately prior to any such transaction to exercise his option in whole or in part notwithstanding any otherwise applicable vesting requirements.

         (f) Termination, Modification and Amendment. The 2002 Stock Option Plan (but not options previously granted under the plan) shall terminate ten (10) years from the earlier of the date of its adoption by the board of directors or the date on which the plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon, and no option shall be granted after termination of the plan. Subject to certain restrictions, the plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

Stock Appreciation Rights

         The 2002 Stock Option Plan also permits the granting of one or more stock appreciation rights to eligible participants. Such stock appreciation rights may be granted either independent of or in tandem with options granted to the same participant. Stock appreciation rights granted in tandem with options may be granted simultaneously with, or, in the case of Non-ISOs, subsequent to, the grant to the participant of the related options; provided, however, that:
(i) any option shall expire and not be exercisable upon the exercise of any stock appreciation right with respect to the same share, (ii) any stock appreciation right shall expire and not be exercisable upon the exercise of any option with respect to the same share, and (iii) an option and a stock appreciation right covering the same share of common stock may not be exercised simultaneously. Upon exercise of a stock appreciation right with respect to a share of common stock, the participant shall be entitled to receive an amount equal to the excess, if any, of (A) the fair market value of a share of common stock on the date of exercise over (B) the exercise price of such stock appreciation right.

Federal Income Tax Aspects Of The 2002 Stock Option Plan

         The following is a brief summary of the effect of federal income taxation upon the participants and us with respect to the purchase of shares under the 2002 Stock Option Plan. This summary does not purport to be complete and does not address the federal income tax consequences to taxpayers with special tax status. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside, and does not discuss estate, gift or other tax consequences other than income tax consequences. We advise each participant to consult his or her own tax advisor regarding the tax consequences of participation in the 2002 option plan and for reference to applicable provisions of the code.

         The 2002 Stock Option Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421, 422 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 2002 Stock Option Plan.

         If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

         If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

         In the case of a participant who is subject to Section 16(b) of the Securities Exchange Act of 1934, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 2002 Stock Option Plan.

         The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

         We are entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

Restrictions On Resale

         Certain officers and directors may be deemed to be our "affiliates" as that term is defined under the Securities Act. The Common stock acquired under the 2002 Stock Option Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-end Option Values There were no option exercises in the last fiscal year.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         At the time of the following transactions, there were no affiliations between us and the other parties. As a result of these transactions, the other parties became affiliates. The transactions were ongoing after the close resulting in payoffs to the other parties who became affiliates.

         On November 13, 2002, we acquired all of the outstanding shares of Invisinet from its shareholders in exchange for an aggregate of 1,000,000 newly issued shares of our common stock. An additional 150,000 shares of our common stock were to be issued to a shareholder, provided Invisinet achieved certain financial targets over a two year period beginning on the first anniversary date of the merger. On May 27, 2003, we and the shareholder mutually agreed to cancel the issuance of bonus shares and in exchange, issued options to purchase 300,000 shares of our common stock.

         On December 30, 2002, we acquired all of the outstanding shares of Walker Comm in exchange for an aggregate of 2,486,000 newly issued shares of our common stock and $500,000 cash consideration. An additional $500,000 is payable contingent upon Walker Comm achieving certain net profits, to be paid in quarterly distributions equal to 75% of net income, which would increase the purchase price. At January 31, 2004, $103,016 was payable to the Walker Comm shareholders against this earn-out provision.

                  In connection with the acquisition of Walker Comm, we assumed a lease with trusts, of which, certain of our officers are the trustees, for a building and land located in Fairfield, California, which is occupied by our Walker Comm subsidiary. The lease calls for monthly rental payments of $4,642, with annual increases, calculated using the San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area Consumer Price Index.

         On August 22, 2003, we acquired all of the outstanding shares of Clayborn Contracting Group, Inc. in exchange for an aggregate $900,000 cash consideration and 826,446 newly issued shares of our common stock. An additional $1,100,000 is due by September 30, 2007, payable in quarterly distributions, by payment to the Clayborn shareholders of 50% of the quarterly post tax profits of Clayborn.

         On April 2, 2004, we acquired all of the issued and outstanding common stock of Heinz. We acquired all of the issued and outstanding shares of Heinz for $1,000,000, as follows: (1) $700,000 of our common stock, based on the closing price of our common stock on March 30, 2004 of $0.98 per share, for an aggregate of 714,286 newly issued shares of the Company's common stock and (2) $300,000 total cash consideration, of which $100,000 was paid at closing and a $200,000 non-interest bearing promissory note. Of the $200,000, $75,000 is payable on the first and second anniversaries of the closing date and $50,000 is payable on the third anniversary of the closing date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of May 17, 2004 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.


Name and Address of Beneficial         Shares of                      Percent
Owner**                               Common Stock                   of Class
-------------------------------------------------------------------------------


Andrew Hidalgo                          5,380,000                        25.8%
Donald Walker                           1,216,645 (1)                     5.8%
E.J. von Schaumburg                       476,000 (1)                     2.2%
James Heinz                               714,286                         3.4%
Joseph Heater                             235,000 (1)                     1.1%
Norm Dumbroff                             875,000                         4.2%
Neil Hebenton                              37,500 (1)                        *
Gary Walker                             1,130,759 (1)                     5.4%
William Whitehead                         108,000 (1)                        *

All officers, directors and key        10,173,190 (1)                    46.3%
executives (9 Persons)

* Less than 1%
** c/o WPCS International
Incorporated, 140 South Village
Avenue, Suite 20, Exton, PA 19341.

 Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 17, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 20,849,976 shares of common stock outstanding on May 17, 2004, and the shares issuable upon the exercise of options and warrants exercisable on or within 60 days of May 17, 2004, as described below.

(1) Includes the following number of shares of common stock which may be acquired by certain executive officers and directors through the exercise of stock options which were exercisable as of May 17, 2004 or become exercisable within 60 days of that date: Donald Walker , 200,000 shares; E.J. von Schaumburg, 325,000 shares; Joseph Heater, 235,000 shares; Neil Hebenton, 37,500 shares; Gary Walker, 200,000 shares; William Whitehead, 100,000 shares; and all directors and officers as a group, 1,122,500 shares.


                              INDEPENDENT AUDITORS

         J.H. Cohn LLP serves as the Company's independent auditors.

         Audit Fees. The Company paid J.H. Cohn LLP aggregate fees of $77,660 for professional services rendered for the audit of the Company's annual

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

financial statements for the fiscal year 2003 and the reviews of the financial statements included in the Company's forms 10-QSB for the fiscal year 2003.

         Financial Information Systems Design and Implementation Fees. The Company did not pay any fees for financial information systems design and implementation services during the most recent fiscal year.

         All Other Fees. The Company paid J.H. Cohn LLP $2,445 during the most recent fiscal year for tax fees.


                        ADDITIONAL INFORMATION

         The Company's annual report on Form 10-KSB for the fiscal year ended April 30, 2003 is being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to WPCS International Incorporated, 140 South Village Avenue, Exton, Pennsylvania 19341, Attn: Secretary.





                                       By Order of the Board of Directors,


                                       /s/ Andrew Hidalgo
                                       ------------------
                                       Andrew Hidalgo
                                       Chairman  of the  Board  and  Chief
                                       Executive Officer

Exton, Pennsylvania
May 19, 2004


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